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Exhibit 99.1

For more information contact:

AT THE COMPANY	FRB/WEBER SHANDWICK
Patrick O'Sullivan Vice President, Finance and Accounting (617) 247-2200 posullivan@heritagerealty.com	Claire Koeneman (Analyst Info) (312) 640-6745	Joe Calabrese (General Info) (212) 445-8434

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS
FOR THIRD QUARTER ENDED SEPTEMBER 30, 2003

        Boston, MA…November 3, 2003…Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company"), today reported results of its operations for the third quarter ended September 30, 2003. Financial highlights, significant events and transactions completed for the three and nine-month periods ended September 30, 2003 include:

  •
  Funds from Operations (FFO), a widely accepted measure of REIT performance, increased 3.7% to $28.2 million, or $0.66 per diluted share for the three-month period ended September 30, 2003, as compared to $27.2 million or $0.65 per diluted share for the three-month period ended September 30, 2002. FFO totaled $85.2 million, or $2.02 per diluted share for the nine-month period ended September 30, 2003.

  •
  Net income attributable to common shareholders decreased 8.6% to $10.7 million, or $0.25 per diluted share for the three-month period ended September 30, 2003, as compared to $11.7 million or $0.28 per diluted share for the three-month period ended September 30, 2002. Net income attributable to common shareholders totaled $30.6 million, or $0.73 per diluted share for the nine-month period ended September 30, 2003.

  •
  Revenue from rentals and recoveries increased 6.7% to $74.3 million for the three-month period ended September 30, 2003, as compared to $69.7 million for the three-month period ended September 30, 2002. Revenue from rentals and recoveries increased 8.5% to $221.9 million for the nine-month period ended September 30, 2003 from $204.6 million for the nine-month period ended September 30, 2002.

  •
  In September 2003, Heritage announced that it had entered into an agreement to acquire a portfolio of eight shopping center properties, comprising approximately 1.2 million square feet of gross leasable area for approximately $160 million from the Trademark Property Company. The properties are 93% occupied and are primarily grocer-anchored. Subsequent to the end of the quarter, Heritage completed the acquisition of five of these properties, with the remaining three expected to close during the quarter ended December 31, 2003.

  •
  Heritage sold River Ridge Marketplace, a 214,000 square foot community shopping center at a price of $13.3 million resulting in a gain of $1.9 million.

  •
  The Company declared a third quarter cash dividend on its common stock of $0.525 per share payable on October 15, 2003.

        "We are pleased that the third quarter results were consistent with the Company's expectations," stated Heritage's Chairman, President and Chief Executive Officer, Thomas Prendergast. "In addition, with the acquisition of eight properties from the Trademark Property Company, primarily located in two of the top ten metropolitan statistical areas in the United States, we will be able to expand our presence into the Southwest. We are extremely excited about the addition of these properties because they have the combined effects of strengthening our core portfolio, diversifying our assets, and providing a platform for future expansion in the Southwest."

COMPARABLE RESULTS

        The Company completed its initial public offering ("IPO") on April 29, 2002. In connection with the IPO, 18,080,556 shares of common stock, including shares issued upon the partial exercise of the underwriters' over-allotment option, were sold to the public. In addition, 20,341,767 shares of Series A preferred stock previously outstanding, which shares were required to be excluded from historical diluted per share earnings calculations, automatically converted to shares of common stock on a one-for-one basis. As a result of these changes in the Company's capital structure due to the IPO, certain comparisons with prior period results for the nine-month period ended September 30, 2002 have generally been eliminated because such results and comparisons would not be meaningful.

OPERATING RESULTS

Same Property Operating Results

        With respect to the properties owned and operated by the Company for the three and nine months ended September 30, 2003 and 2002, same property net operating income is as follows:

Same Property Operating Data
(in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2003	2002		2003	2002
Real estate revenue	$70.6	$69.3		$197.6	$194.4
Operating expenses	(21.3)	(19.5)		(59.5)	(55.7)

Net Operating Income(1)	$49.3	$49.8	(1.1)%	$138.1	$138.7	(0.4)%

(1)
Excludes lease termination fee income and lease buyout expense.

Leasing Activity

        During the third quarter of 2003, the Company executed 200 leases (new and renewed), for 908,000 square feet, and achieved a 4.3% increase over prior rents on a cash basis.

        At September 30, 2003, the Company's total portfolio was 92.2% leased as compared to 93.1% leased at September 30, 2002.

        The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2003. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

INVESTMENT ACTIVITY

        On September 22, 2003, the Company announced that it had entered into an agreement to acquire a portfolio of eight properties for a purchase price of approximately $160 million from Trademark Property Company. The eight properties are located primarily in the Dallas/Ft. Worth and Houston areas and comprise 1.2 million aggregate square feet of gross leaseable area. On October 16, 2003, the Company completed the acquisition of five of these properties, all of which are unencumbered, for a purchase price of $96 million, which was funded through a $60 million bridge loan with a primary term of 120 days and draws under the Company's line of credit. The bridge loan bears interest and contains substantially identical terms to our existing line of credit. The acquisition of the remaining three properties, all of which are encumbered with mortgages the Company will be assuming, is expected to be completed during the quarter ended December 31, 2003 and is subject to customary closing conditions.

        On September 23, 2003, the Company completed the disposition of River Ridge Marketplace, a 214,000 shopping center located in Asheville, North Carolina. The property was sold to a developer seeking to develop the surrounding area at a sale price of $13.3 million resulting in a gain of $1.9 million. The proceeds from the sale were used to partially pay down the Company's line of credit.

3rd QUARTER CONFERENCE CALL

        Heritage will host a conference call on Tuesday, November 4, 2003, at 10:00 a.m., ET, to discuss the Company's third quarter results. Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-218-8862 or 303-262-2050 at least five minutes before the scheduled start time. Investors can also access the call via the Internet at the Company's website, http:///www.heritagerealty.com. To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

        A replay of the conference call will be available after the call through November 11, 2003 by accessing the Company's website at http://www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, pass-code 555126.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

        Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of September 30, 2003, the Company had a portfolio consisting principally of 154 shopping centers, located in 27 states and totaling approximately 31.3 million square feet of total gross leasable area, of which 26.3 million square feet is company-owned gross leasable area. The Company's shopping center portfolio was approximately 92.1% leased as of September 30, 2003.

        Heritage is headquartered in Boston Massachusetts and has an additional 16 regional offices located in the Eastern and Midwestern United States.

        A copy of Heritage's third quarter 2003 "Supplemental Operating and Financial Data" will be available on the Investor Relations section of the Company's website at http://www.heritagerealty.com. These materials are also available by written request to:

Investor Relations
Heritage Property Investment Trust, Inc.
535 Boylston Street
Boston, MA 02116

        Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include financial performance and operations of the Company's shopping centers, including the Company's tenants, real estate conditions, current and future bankruptcies of the Company's tenants, execution of shopping center redevelopment programs, the Company's ability to finance the Company's operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this report, and the Company cautions readers not to place undue reliance on such statements.

Heritage Property Investment Trust, Inc.
Consolidated Balance Sheets
September 30, 2003 and December 31, 2002
(Unaudited and in thousands of dollars, except per-share data)

	September 30, 2003	December 31, 2002
Assets
Real estate investments, net	$2,015,109	$2,008,504
Cash and cash equivalents	21,143	1,491
Accounts receivable, net of allowance for doubtful accounts of $7,952 in 2003 and $6,389 in 2002	27,344	22,836
Prepaids and other assets	14,931	11,162
Deferred financing and leasing costs	15,776	15,564

Total assets	$2,094,303	$2,059,557

Liabilities and Shareholders' Equity
Liabilities:
Mortgage loans payable	$594,570	$569,663
Unsecured notes payable	201,490	201,490
Line of credit facility	266,000	234,000
Accrued expenses and other liabilities	70,723	68,275
Accrued distributions	22,239	21,968

Total liabilities	1,155,022	1,095,396

Series B Preferred Units	50,000	50,000
Series C Preferred Units	25,000	25,000
Exchangeable limited partnership units	7,761	8,128
Other minority interest	2,425	2,425

Total minority interests	85,186	85,553

Shareholders' equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 42,019,813 and 41,504,208 shares issued and outstanding at September 30, 2003 and December 31, 2002, respectively	42	42
Additional paid-in capital	1,018,983	1,006,416
Cumulative distributions in excess of net income	(162,183)	(126,803)
Unearned compensation	(2,747)	(1,047)

Total shareholders' equity	854,095	878,608

Total liabilities and shareholders' equity	$2,094,303	$2,059,557

Heritage Property Investment Trust, Inc.
Consolidated Statements of Operations
Three Months ended September 30, 2003 and 2002
(Unaudited and in thousands, except per-share data)

	Three Months Ended September 30,
	2003	2002
Revenue:
Rentals and recoveries	$74,332	$69,693
Interest and other	21	24

Total revenue	74,353	69,717

Expenses:
Property operating expenses	10,784	9,349
Real estate taxes	11,654	10,152
Depreciation and amortization	19,548	17,617
Interest	17,303	16,963
General and administrative	4,840	4,551

Total expenses	64,129	58,632

Income before net gains	10,224	11,085
Net gains on sale of real estate investments	—	1,550

Income before allocation to minority interests	10,224	12,635
Income allocated to exchangeable limited partnership units	(82)	(129)
Income allocated to Series B & C Preferred Units	(1,664)	(1,664)

Income before discontinued operations	8,478	10,842
Discontinued operations:
Operating income from discontinued operations	304	435
Gains on sales of discontinued operations	1,874	384

Income from discontinued operations	2,178	819

Net income attributable to common shareholders	$10,656	$11,661

Basic per-share data:
Income before discontinued operations	$0.20	$0.26
Income from discontinued operations	0.05	0.02

Income attributable to common shareholders	$0.25	$0.28

Weighted average common shares outstanding	41,812	41,465

Diluted per-share data:
Income before discontinued operations	$0.20	$0.26
Income from discontinued operations	0.05	0.02

Income attributable to common shareholders	$0.25	$0.28

Weighted average common and common equivalent shares outstanding	42,198	41,483

Heritage Property Investment Trust, Inc.
Consolidated Statements of Operations
Nine Months ended September 30, 2003 and 2002
(Unaudited and in thousands, except per-share data)

	Nine Months Ended September 30,
	2003	2002
Revenue:
Rentals and recoveries	$221,933	$204,620
Interest and other	296	64

Total revenue	222,229	204,684

Expenses:
Property operating expenses	32,546	28,667
Real estate taxes	32,400	29,471
Depreciation and amortization	57,772	52,135
Interest	51,345	55,717
General and administrative	16,153	18,201
Loss on prepayment of debt	—	6,749

Total expenses	190,216	190,940

Income before net gain (loss)	32,013	13,744
Net gain on sale of real estate investments	—	2,924
Net derivative loss	—	(7,766)

Income before allocation to minority interests	32,013	8,902
Income allocated to exchangeable limited partnership units	(170)	(110)
Income allocated to Series B & C Preferred Units	(4,992)	(4,992)

Income before discontinued operations	26,851	3,800
Discontinued operations:
Operating income from discontinued operations	1,023	1,191
Gain on sales of discontinued operations	2,683	384

Income from discontinued operations	3,706	1,575

Net income	30,557	5,375
Preferred stock distributions	—	(14,302)
Accretion of redeemable equity	—	(328)

Net income (loss) attributable to common shareholders	$30,557	$(9,255)

Basic per-share data:
Income before discontinued operations	$0.64	$(0.40)
Income from discontinued operations	0.09	0.06

Income attributable to common shareholders	$0.73	$(0.34)

Weighted average common shares outstanding	41,730	26,467

Diluted per-share data:
Income before discontinued operations	$0.64	$(0.40)
Income from discontinued operations	0.09	0.06

Income attributable to common shareholders	$0.73	$(0.34)

Weighted average common and common equivalent shares outstanding	42,195	26,467

Heritage Property Investment Trust, Inc.
Calculation of Funds from Operations
(in thousands of dollars)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2003	2002	2003	2002(1)
	(in thousands)
BASIC FUNDS FROM OPERATIONS:
Net income	$10,656	$11,661	$30,557	$5,375
Add (deduct):
Depreciation and amortization (real estate-related)	19,388	17,494	57,315	51,783
Net gains on sales of real estate	(1,874)	(1,934)	(2,683)	(3,308)
Preferred stock distributions	—	—	—	(14,302)
Accretion of redeemable equity	—	—	—	(328)

Basic Funds from Operations attributable to common shareholders	$28,170	$27,221	$85,189	$39,220

DILUTED FUNDS FROM OPERATIONS:
Basic Funds from Operations attributable to common shareholders	$28,170	$27,221	$85,189	$39,220

Add:
Income allocated to exchangeable limited partnership units	82	129	170	110

Diluted Funds from Operations attributable to common shareholders	$28,252	$27,350	$85,359	$39,330

Weighted average shares outstanding—basic	41,812	41,465	41,730	26,467
Add:
Weighted average exchangeable limited partnership units	340	340	340	184
Stock options	368	—	113	—
Effect of dilutive stock-based compensation	18	18	12	—

Weighted average shares outstanding—diluted	42,538	41,823	42,195	26,651

Diluted Funds from Operations Per Share	$0.66	$0.65	$2.02	$1.48

(1)
Funds from operations for the nine-month period ended September 30, 2002 have been restated to exclude the $6.7 million loss on prepayment of debt, which was previously reported as an extraordinary item, from the calculation pursuant to the adoption of FASB No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, in 2003.

        The White Paper on Funds from Operations ("FFO") approved by NAREIT in March 1995, and revised in November 1999, defines FFO as net income (loss), computed in accordance with generally accepted accounting principles, excluding gains (or losses) from extraordinary items and sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

        The Company believes that FFO is helpful as a measure of the performance of a REIT because, along with cash flow from operating activities, financing activities and investing activities, it provides an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. The Company computes FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor does it represent cash available to pay distributions and should not be considered as an alternative to net income, financial performance or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay cash distributions.

QuickLinks

  Exhibit 99.1
HERITAGE PROPERTY INVESTMENT TRUST, INC. ANNOUNCES RESULTS FOR THIRD QUARTER ENDED SEPTEMBER 30, 2003
Heritage Property Investment Trust, Inc. Consolidated Balance Sheets September 30, 2003 and December 31, 2002 (Unaudited and in thousands of dollars, except per-share data)
Heritage Property Investment Trust, Inc. Consolidated Statements of Operations Three Months ended September 30, 2003 and 2002 (Unaudited and in thousands, except per-share data)
Heritage Property Investment Trust, Inc. Consolidated Statements of Operations Nine Months ended September 30, 2003 and 2002 (Unaudited and in thousands, except per-share data)
Heritage Property Investment Trust, Inc. Calculation of Funds from Operations (in thousands of dollars)